UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 31, 2012

(Date of earliest event reported)

TOLL BROTHERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09186	23-2416878
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Gibraltar Road

Horsham, PA 19044

(Address of principal executive offices and zip code)

(215) 938-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2012, Toll Brothers Finance Corp. (the “Issuer”), a wholly-owned subsidiary of Toll Brothers, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), with the Company, as guarantor, and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc. and SunTrust Robinson Humphrey, Inc. as representatives of the other several underwriters named therein, related to a public offering of $300,000,000 aggregate principal amount of 5.875% Senior Notes due 2022 (the “Senior Notes”) of the Issuer, guaranteed by the Company and certain of its subsidiaries, pursuant to the Company’s universal shelf registration statement on Form S-3 (File No. 333-178130), as supplemented by the prospectus supplement dated January 31, 2012.

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

1.1	Underwriting Agreement, dated January 31, 2012, among Toll Brothers Finance Corp., Toll Brothers, Inc., as guarantor, and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc. and SunTrust Robinson Humphrey, Inc. as representatives of the other several underwriters named therein.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

(Registrant)

By: /s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President,
Chief Accounting Officer

Date: February 6, 2012

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